Exhibit 32.1

Certifications Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB/A of Nexxus Lighting, Inc. for the quarter ended March 31, 2007, each of the undersigned hereby certifies in his capacity as an officer of Nexxus Lighting, Inc. that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Michael A. Bauer
Dated: July 10, 2007		Michael A. Bauer
President and Chief Executive Officer

	By:	/s/ John Oakley
Dated: July 10, 2007		John Oakley
Chief Financial Officer